Exhibit 4.23

COLLATERAL ASSIGNMENT OF WATER SERVICE CHARGES AND
RIGHT TO RECEIVE WATER SERVICE EXPENSE ASSESSMENTS AND
SECURITY AGREEMENT

          THIS AGREEMENT (“Security Agreement”) is made as of this 3rd day of June, 2004 by and between Unionville Water Company having an office and place of business at Unionville, Connecticut (“Borrower” or “Debtor”) and THE STATE OF CONNECTICUT, acting through the Commissioner of the Department of Public Health and the Commissioner of the Department of Environmental Protection (“Lender” or “Secured Party”).

ARTICLE I: DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following definitions:

          Section 1.1 - Water Charges. All payments from customers of the Borrower for water services provided to said customers, payable to Borrower under the Corporate By-laws of the Debtor, other agreements or applicable law.

          Section 1.2 - Loan Documents.

          (a) A certain Interim Funding Obligation of even date herewith made by Borrower and payable to Lender in the maximum principal amount not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) together with any extensions, renewals and replacements thereof (including any Project Loan Obligation (as defined in the Project Loan Agreement) delivered in accordance with the Project Loan Agreement), a copy of which is attached hereto as Exhibit B, and which covenants, terms and conditions are incorporated into and made a part hereof (referred to herein as the “Note”)

          (b) A certain Project Loan Agreement No. DWSRF 200103-C dated April 19, 2004 (the “Project Loan Agreement”) made by and between Lender and Borrower, together with any exhibits thereto, are hereby incorporated herein by reference.

          (c) Intentionally left blank.

          (d) This Agreement secures repayment of the maximum principal amount not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) together with any extensions, renewals and replacements thereof.

          (e) A certain Custodial Agreement, dated February 26, 2004 made by and between Lender and Borrower and accepted by U. S. Bank National Association, as escrow agent, together with any exhibits thereto, are hereby incorporated herein by reference.

          (f) Financing Statement (UCC-1).

          Section 1.3 - Corporate By-laws. Corporate By-laws of the Borrower, dated October 31, 2002, and all exhibits and schedules thereto, as the same may be amended or supplemented from time to time.

          Section 1.4 - Collateral. The following property rights of Borrower, whether presently existing or hereafter created, arising or acquired:

          (a) All Water Charges, including fees, fines and other assessments levied against the customers of Borrower provided water services by Borrower (“Water Service Charges”),

          (b) To the extent permitted by law, Borrower’s rights and authority to levy Water Service Charges (including to pay all obligations under the Note and other Loan Documents), to enforce the payment of the same and to collect the same,

          (c) All liens, both statutory and by covenant, which secure unpaid Water Service Charges,

          (d) All other cash, credits, income, accounts receivable, rents and profits received by or on behalf of Borrower, including, but not limited to, Unionville Water Company Escrow Account at U. S. Bank National Association, including replacements and substitutions therefor,

          (e) Secured Party shall have a continuing lien in, on and to all of the Collateral, the products and proceeds thereof, additions and accessions thereto, and replacements and substitutions therefor.

          Section 1.5 - Parity Obligations. Are preexisting obligations of the Borrower to the Farmington Savings Bank which the Lender’s indebtedness is secured on a parity basis (pari passu) with respect to the Collateral. The Farmington Savings Bank obligations secured on a parity to the Borrower’s obligation to the State consists of the Borrower’s obligation pursuant to a “Revolving and Term Loan and Security Agreement dated as of April 11, 1991,” as amended, by and between the Borrower and Farmington Savings Bank, a bank corporation then organized under the laws of the State of Connecticut.

ARTICLE II: AGREEMENTS OF BORROWER

          Section 2.1 - Representation by Borrower. Borrower represents and warrants that:

          (a) Borrower is, and at all times hereafter shall be, a stock corporation duly organized, existing and in good standing under the laws of the State of Connecticut.

          (b) The undersigned officer of the Borrower has all requisite power and authority to execute and deliver the Loan Documents and this Agreement. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform the Loan Documents and this Agreement.

          (c) Borrower has not executed any prior assignment or pledge of the Collateral, nor are its rights encumbered with respect to the Collateral, except for the Parity Obligations.

          (d) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances except those of Lender and the Parity Obligations.

          (e) The execution, delivery or performance by Borrower of the Loan Documents and this Agreement shall not, by the lapse of time, by giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Corporate By-laws or any agreement, instrument or document to which Borrower is now or hereafter becomes a party by which it is or may become bound.

          (f) Borrower’s right to collect the Collateral is valid and enforceable and unmodified except as limited by the Corporate By-laws and to the best of Borrower’s knowledge determined after reasonable due diligence, no customer has any defenses to any claim by Borrower for Water Service Charges.

          (g) The Corporate By-laws are valid and enforceable.

          (h) Borrower has not done anything inconsistent with the terms of this Security Agreement which might prevent Lender from or limit Lender in exercising its rights herein granted.

          (i) Secured party has and will continue to have a first priority perfected security interest in the Collateral subject to no other liens or encumbrances, except the Parity Obligations

          Section 2.2 - Nondiscrimination. THIS CONTRACT IS SUBJECT TO THE PROVISIONS OF EXECUTIVE ORDER NO. THREE OF GOVERNOR

     (a) Thomas J. Meskill promulgated June 16, 1971 and as such, this contract may be canceled, terminated or suspended by the State Labor Commissioner for violation of or noncompliance with said Executive Order No. Three or any state or federal law concerning nondiscrimination, notwithstanding that the State Labor Commissioner is not a party to this contract. The parties to this contract, as part of the consideration hereof, agree that said Executive Order No. Three is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the State Labor Commissioner shall have continuing jurisdiction in respect to contract performance in regard to nondiscrimination, until the contract is completed or terminated prior to completion. The contractor agrees, as part consideration hereof, that this contract is subject to the Guidelines and Rules issued by the State Labor Commissioner to implement Executive Order No. Three, and that it will not discriminate in its employment practices or policies, will file all reports as required, and will fully cooperate with the State of Connecticut and the State Labor Commissioner.

     (b) This contract is subject to the provisions of Executive Order No. Seventeen of Governor Thomas J. Meskill promulgated February 15, 1973 and as such, this contract may be canceled, terminated or suspended by the contracting agency or the State Labor Commissioner for violation or noncompliance with said Executive Order No. Seventeen, notwithstanding that the State Labor Commissioner may not be a party to this contract. The parties to this contract as part of consideration hereof, agree that the Executive Order Seventeen is incorporated herein by reference and made a part hereof. The parties agree to abide by said Executive Order and agree that the contracting agency and the State Labor Commissioner shall have joint and several continuing jurisdiction in respect to contract performance in regard to listing all employment openings with the Connecticut State Employment Service.

     (c) This contact is subject to the provisions of Executive Order No. Sixteen of Governor John G. Rowland promulgated August 4, 1999, and as such, this contract may be canceled, terminated or suspended by the state for violation of or noncompliance with said Executive Order No. Sixteen. The parties to this contract, as part of consideration hereof, agree that Executive Order No. Sixteen is incorporated herein by reference and made a part hereof and agree that a requirement for compliance with Executive Order No. Sixteen shall be included in any subcontracts or other compliance that may result from the contract.

ARTICLE III: SECURITY INSTRUMENT

          Section 3.1 - Grant of Security Interest. In order to secure the prompt payment to Lender of the sums due under the Loan Documents and the prompt, full and faithful performance of Borrower’s obligations under said Loan Documents and this Agreement, Borrower hereby grants, transfers, and assigns to Lender, its successors and assigns, a present first priority and continuing security interest in the Collateral for the purpose of securing payment of all sums now or at any time hereafter due Lender as evidenced by the Loan Documents and the performance and discharge of each and every obligation, covenant and agreement contained in the Loan Documents and in this Agreement within the meaning of the Uniform Commercial Code.

          Section 3.2 - Execution and Filing. At the request of the Lender, Borrower will join with Lender in executing one or more financial statements, continuation statements, or other appropriate filings pursuant to the Uniform Commercial Code applicable to the Collateral in form reasonably satisfactory to the Lender and will pay all costs and expenses incurred by Lender in connection with the preparation and filing in all public offices wherever and whenever filing or recording is reasonably deemed by the Lender to be necessary or desirable, whether or not Borrower has executed such statements.

          Borrower will take all action requested by Lender which may be reasonable and necessary to better perfect, continue, evidence, preserve, protect and validate the security interest of Lender or to enable Lender as Secured Party to exercise and enforce its rights hereunder, including but not limited to (i) executing one or more documents or instruments, and (ii) delivering to Lender, endorsed or with appropriate assignment, any and all Collateral paper or documents.

          Section 3.3 - Use of Copies of Financing Statement or Security Agreement. Borrower hereby authorizes Lender to file a carbon, photographic or other reproduction of this Agreement or a financing statement in all places where necessary to perfect Lender’s security interest in the Collateral to the extent permitted by law. Such filing shall be effective for all purposes as if the document filed were an original.

ARTICLE IV: BORROWER’S COVENANTS

          Section 4.1 - Corporation Duties. Borrower shall not do or omit to do any thing or act which would result in any customer serviced by Borrower having any defense, counterclaim, or set-off, to Borrower’s right to collect the Collateral.

          Section 4.2 - Budget for Repayment. Borrower will, in establishing budgets for the corporation, include a separate item in each budget established for the repayment of sums due under the Loan Documents and any other payments due to Lender under this Agreement in an amount which shall be no less than the amount of such payments that will become due to Lender during the period for which such budget is established. Borrower will not propose, maintain, or establish any budget in an amount less than the reasonable costs of discharging all of Borrower’s obligations plus all payments due under the Project Loan Agreement and this Agreement.

          Section 4.3 - No Assignment or Security Interest. Except for the Parity Obligations, Borrower shall not make any other assignment of the Collateral or grant any other security interest in the Collateral whether such assignment or security interest is senior or junior to the rights created by this Agreement. Except for Parity Obligations, Borrower shall not create, assume or suffer to exist any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever on the Collateral including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing or recording of any financing statement or other instrument under the Uniform Commercial Code or comparable law of any jurisdiction to evidence or give notice of any of the foregoing. Borrower shall at its cost and expense take all necessary measures to defend the rights of Lender in and to the Collateral.

          Section 4.4 - Additional Debt. Borrower will not in any manner whatsoever incur or assume any indebtedness, other than trade debt, without first obtaining the permission of Lender in writing.

          Section 4.5 - Collection of Water Service Assessment and other Collateral. Borrower will not require payment of Water Service Charges or any other Collateral more than thirty (30) days in advance of the time when they are due and payable, except in the case of any acceleration of water service assessments under the Corporate By-laws or applicable law made by Borrower in the course of collecting Water Service Charges.

          Section 4.6 - Amendments to the Corporate By-laws. Borrower will not amend or permit to be amended any portion of the Corporate By-laws pertaining to the following without first obtaining the approval of the Department of Public Utility Control (“DPUC”) if such approval is otherwise required by law:

          (a) Assessments, assessment liens, or subordination of assessment liens.

          (b) Voting rights.

          (c) Reserves for maintenance, repair and replacement of water distribution system.

          (d) The responsibility for maintenance and repair.

          (e) Reallocation of interests in the water distribution system except for reallocation of Water Charges by agreement of the majority of the members.

          (f) Expansion or contraction of the area served by the corporation.

          (g) Insurance or fidelity bonds.

          (h) Leasing of all or any portion of the water distribution system.

          (i) Restoration or repair of any portion of the water distribution system after hazard damage or partial condemnation in a manner other than that specified in the Corporate By-laws.

          (j) Dissolution or merger of the Borrower.

          (k) Any provision that expressly benefits mortgage holders, insurers, or guarantors.

          Section 4.7 - Actions. Intentionally left blank.

          Section 4.8 - Maintenance of Accounts. Intentionally left blank.

          Section 4.9 - Financial Statements. Borrower shall furnish, without expense to Lender, within ninety (90) days following the end of Borrower’s fiscal year, statements prepared in accordance with generally accepted accounting principles consistently applied by a Certified Public Accountant, satisfactory to Lender and in such detail as Lender may reasonably require, including a balance sheet and income and expenses statement. Such financial statements shall be prepared, consistent at least with the standards for a “review” as that term is used in the reporting standards of the “AICPA”. Borrower shall also furnish to Lender quarterly accounts receivable reports certified to be true, accurate and complete by the then acting President or Treasurer of the Borrower and any other financial reports or statements which it is required to furnish or in fact furnishes to owners or mortgagees of homes or which Lender may reasonably request. Borrower shall also furnish such other financial information as Lender shall require from time to time. The acceptance of Lender of such other forms of audit or financial statements or waiver of any or all of the requirements, shall not constitute a waiver, release or discharge or these requirements nor does this requirement impose any liability on Lender to require the Borrower’s compliance or for failure to impose compliance herewith.

          Section 4.10 - Insurance. Borrower, at its sole cost and expense, shall maintain insurance on all real property which is owned by the Borrower and on all personal property of Borrower, including but not limited to any tangible items of Collateral against loss by fire and other casualty with such coverages in such amounts as are acceptable to Lender. Borrower shall cause Lender to be named as a loss payee under such policies. Borrower shall provide Lender with a certificate evidencing such insurance and shall claim no cancellation or material change without thirty (30) days advance written notice to Lender. In case of loss payments to Lender under any insurance policy, the amount of insurance money received shall be applied either on the indebtedness secured hereby (in which event failure to repair or rebuild shall not be an event of default), or in rebuilding and restoring the damaged property, including the replacement or repair of all tangible Collateral. Borrower shall also maintain liability insurance on the corporate property.

          Section 4.11 - Inspection. Borrower will at all times keep at its principle office accurate and complete records of income (both received and receivable) and of its application of income received. Lender (by any of its officers, employees, or agents), shall have the right, at any time or times during business hours, to inspect the books and records of Borrower to verify the amount and condition or any other matter relating to the Collateral, and to discuss the affairs, business, finances, and accounts of Borrower with its officers, employees, or manager.

          Section 4.12 - Maintenance of Accounts. Borrower will at all times be the sole owner of each and every item of Collateral and defend the Collateral against the claims and demands of others, except as otherwise provided herein.

          Section 4.13 - Notices. In accordance with Section 7.7 of this Agreement, Borrower will give Lender notice of (i) any change in (A) its name, identity or business structure, (B) the location of its principle executive office or any other place of business, or (C) the location of its books and records concerning any of its accounts or the Collateral, and (ii) any substantial loss or depreciation in the value of any of the Collateral, and (iii) such other information as to the Collateral Lender may request.

          Section 4.14 - Further Assurances. Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any filings of financial or continuation statements under the Uniform Commercial Code applicable to the Collateral) that from time to time may be necessary or reasonably deemed appropriate by Lender, in order to create, preserve, perfect, confirm or validate the security interest of Lender created hereby or to enable Lender to obtain the full benefits of this Agreement, or to enable Lender to exercise and enforce any of its rights, powers, and remedies hereunder with respect to any of the Collateral.

ARTICLE V: DEFAULT AND LENDER’S REMEDIES

          Section 5.1 - Default. Upon the happening of any one or more of the following events of default, Lender shall have all of the rights and remedies contained in this Article in addition to any rights and remedies contained in the Loan Documents, this Security Agreement or available under applicable law:

          (a) Default in the payment of any installment of principle or interest or both as set forth in the Note.

          (b) Failure and neglect of Borrower to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in any Loan Document which is required to be performed, kept or observed by Borrower.

          (c) If Borrower becomes insolvent, or unable to meet its debts as they mature, or is generally not paying its debts, or involved as a debtor pursuant to the United States bankruptcy laws or if Borrower is adjudged to be bankrupt or insolvent, or is subject to an action or proceeding to any other law relating to relief of debtors, readjustment, composition, arrangement, reorganization or extension of indebtedness, or should a judgment lien, execution or similar process be levied against Borrower or any property of Borrower and any of the aforesaid not be released or otherwise vacated within a period of sixty (60) days.

          (d) If any material statements, report or certificate made or delivered by Borrower or any of its officers, employees, or agents to Lender is not true and correct.

          (e) If Borrower defaults under the terms of any note or other agreement between Borrower and Lender whether or not related to the transaction documented in this Agreement.

          (f) Upon the assignment, conveyance, transfer, lease or encumbrance of the assets of Borrower, or the assignment, conveyance, transfer, merger or consolidation of Borrower, or liens attaching to the Collateral (other than liens for taxes not yet due and payable).

          (g) Upon the failure of or dissolution of Borrower as a stock corporation.

          (h) Upon Borrower’s (i) abandoning or terminating the Project, (ii) creating any material amendment to the Corporate By-laws or regulations of Borrower without consent of DPUC in accordance with Section 5.6 hereof.

          (i) Upon Borrower, directly or indirectly, creating, incurring, assuming, guaranteeing or otherwise becoming or remaining directly or indirectly liable with respect to any indebtedness, other than trade debt, without first obtaining the permission of Lender in writing.

          Section 5.2 - Right to Collect Water Service Charges and Other Items of Collateral. Upon the happening of any event of default under the Loan Documents, Lender may, at its option, without notice and without regard to the adequacy of any security for the indebtedness hereby secured, in person or by agent, with or without bringing any action, suit, or proceeding, collect the Water Service Charges and other items of Collateral, withholding from the Water Service Charges and other items of Collateral actually collected such sums as may then be due to Lender under the terms of the Note and this Agreement including sums past due and unpaid costs and expenses of operation and collection, including reasonable attorney’s fees, fees of agents and, if Lender exercises the powers contained in this Section with its own employees, an amount equal to the customary fees charged for similar services by unaffiliated managers in the area where the Borrower is located, and remitting the balance, if any, to Borrower. Lender may also exercise all rights that Borrower may have to collect Water Service Charges and other items of Collateral, including, but not limited to bringing actions against serviced home owners and others, and imposing and foreclosing liens on serviced homes all in its own name, in the name of Borrower or otherwise. Lender may also, to the extent necessary to cause the Water Service Charges and other items of Collateral to be sufficient to pay all sums due under the Loan Documents and this Agreement, exercise all powers granted to Borrower under the Corporate By-laws and applicable law to establish budgets for Borrower, assess Water Service Charges and other items of Collateral and impose special assessments. Lender shall not be accountable for more monies than it actually receives as Water Service Charges and other items of Collateral nor shall it be liable for failure to collect Water Service Charges and other items of Collateral for any reason whatsoever.

          All such sums collected and other amounts collected in respect of Collateral shall apply first, to the payment of all costs, expenses and attorney fees incurred by Lender in connection therewith or in connection with any other remedial action; second, to the payment of interest due on said Note; third, to the payment of principle on said Note; and fourth, to the payment to Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          The provisions of this section shall be subject to the terms and conditions of the Parity Obligations.

          Section 5.3 - Assistance in Collection. From and after any event of default, Borrower shall facilitate, in all reasonable ways, any action taken by Lender under this Article and Borrower shall, upon demand by Lender, execute a written notice to each home owner and mortgagee directing that Water Service Charges and other items of Collateral be paid to Lender to its designee.

          Borrower shall, upon request of Lender, assemble the Collateral and maintain or disburse it into possession of Lender at such place or places Lender may designate.

          In addition to, and not by way of limitation of, any other power which Borrower has vested in Lender or any designee of Lender as set forth in this Agreement, from and after the happening of any event of default, Borrower hereby constitutes and appoints Lender or any representative who Lender may designate as Borrower’s agent to endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders or other evidence of payment that constitutes Water Service Charges and other Collateral.

          All acts by Lender or its designee performed pursuant to the power granted in this Article are hereby ratified and approved and neither Lender nor its designee shall be liable for any acts of commission or omission, except gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all sums due under the Loan Documents are paid in full.

          Section 5.4 - Costs, Expenses and Attorney’s Fees. Borrower will reimburse Lender for all reasonable expenses incurred by Lender arising out of this transaction, including, without limitation, any attorneys’ fees, costs, filing or recording fees, court costs, and other related costs reasonably necessary to the following:

          (a) Documenting, negotiating, and perfecting this transaction or protecting Lender and the interest and lien created in favor of Lender under the Loan Documents or this Agreement.

          (b) Enforcing and exercising any of the rights contained in the Loan Documents or this Agreement or at law or in equity, before or after default, against Borrower or third parties. Performing due diligence inquiry and providing, if any, amendments, modifications, waivers and consents in connection with the Loan Documents or this Agreement.

          (c) Any claim and the prosecution of defense thereof arising out of or in any way connected with the Note, Loan Documents and this Agreement.

          Section 5.5 - Specific Performance. In addition to, and not in limitation of, any other rights which Lender may have under this Agreement, Lender may, after default and until all sums due under the Loan Documents are paid in full, apply to any court of competent jurisdiction for specific performance or other equitable relief, it being understood with respect to equitable remedies sought that there may be no adequate remedy at law.

          Section 5.6 - Self-Help. In the event of any default in the performance of any of Borrower’s covenants or agreements herein, Lender, may at its option, perform the same, and the cost thereof with interest at the rate set forth in the Note, shall immediately be due from Borrower to Lender and secured by this Agreement.

          Section 5.7 - Limitation on Duty of Lender in Respect of Collateral. Lender shall have no fiduciary or other responsibility or duty to Borrower with respect to the holding, maintenance or transmittal of the Collateral delivered to or otherwise in the possession of Lender, or any third party permitted hereby or the Project Loan Agreement, except for the duty of reasonable care required by Section 9-207(1) of the Connecticut Uniform Commercial Code; it being understood that “reasonable care” shall be deemed to be such care that Lender exercises in the transmittal, care, holding, preservation and custody of its own property of a similar nature. Notwithstanding the foregoing, Lender shall have (1) no responsibility with respect to the risk of accidental loss or damage to Collateral in its possession provided that Lender has exercised reasonable care in the custody thereof, (2) no obligation to provide insurance for or in respect of the Collateral, and (3) no responsibility for Collateral not in its possession or a bailee on its behalf.

ARTICLE VI: LIMITATIONS

          Section 6.1 - Borrower’s Right to Collect Water Service Charges. So long as there is no event of default under this Agreement, Borrower shall have the right to collect Water Service Charges, but shall not require payment of Water Service Charges more then thirty (30) days prior to accrual unless accelerated by Borrower under the terms of the Corporate By-laws or applicable law.

          Section 6.2 - Release on Payment. Upon the payment in full of all indebtedness evidenced by the Loan Documents or secured by this Agreement, Lender shall furnish to Borrower, in proper form, a release of this Agreement and any financing statements furnished under this Agreement and this Agreement shall become and be void and of no effect.

ARTICLE VII: MISCELLANEOUS PROVISIONS

          Section 7.1 - No Waiver. Lender may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals, or indulgences with respect to such indebtedness and may apply any other security thereof held by it for the satisfaction of such indebtedness without prejudice to any of its rights hereunder. Nothing herein contained and no act done or omitted by Lender pursuant to the powers and rights granted it herein, shall be deemed to be a waiver by Lender of its rights and remedies hereunder or under the Note, and this Agreement is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof.

          The right of Lender to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof shall not be deemed a waiver of any of the terms and provisions hereof, and Lender may thereafter insist upon strict performance.

          Section 7.2 - No Obligation on Lender. Lender shall not be obligated to perform or discharge any obligation of Borrower under the Corporate By-laws or applicable law or under or by reason of this Agreement and Borrower hereby agrees to indemnify Lender against, and hold it harmless from, any and all liability, loss or damage which it may or might incur under the Corporate By-laws or applicable law or under, or by reason of this Agreement and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the obligations of Borrower under the Corporate By-laws or applicable law or under, or by reason of this Agreement. Should Lender incur any such liability, loss, or damage under the Corporate By-laws or applicable law or under or by reason of this Agreement, or in defense against any such claims or demands, the amount thereof, including costs, expenses, attorney’s fees, together with interest thereon at the rate set forth in the Note, shall be secured hereby and Borrower shall reimburse Lender therefor immediately upon demand.

          Section 7.3 - Participations. Intentionally left blank.

          Section 7.4 - Successors and Assigns. This Agreement shall be binding on Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

          Section 7.5 - Modification in Writing. This Agreement may not be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any change, waiver, discharge or termination is sought.

          Section 7.6 - Remedies Cumulative. Upon default, Lender may, at its option, exercise its rights under this Agreement for any portion of the debt or any other sums secured thereby which are then due and payable, subject to the continuing lien of this Agreement for the balance not then due, but nothing in this Section shall impair or affect any right or remedy which

Lender might now or hereafter have, were it not for this Section, but the right herein given shall be in addition to others which Lender may have hereunder.

          Section 7.7 - Notices. Any notice, demand or written instrument required or permitted to be given, made or sent under this Agreement shall be in writing, signed by or on behalf of the party giving the same and shall be addressed to the address set forth below and delivered by hand, by United States certified or registered mail, return receipt requested, or by overnight express delivery.

To Lender:	Department of Public Health
410 Capitol Avenue
Hartford, CT 06106
Attention: Water Supply Section,
Drinking Water State
Revolving Fund Administrator

and

Department of Environmental Protection
79 Elm Street
Hartford, CT 06106
Attention:Clean Water Fund
Administration

with copy to:	Office of the Treasurer
55 Elm Street
Hartford, CT 06106
Attention:Clean Water Fund
Administrator

To Borrower:	Unionville Water Company
30 Mill Street
Unionville, Connecticut 06085
Attn: David C. Benoit, Vice President/CFO and Treasurer

with copies to:	Bond Counsel, Murtha Cullina LLP
185 Asylum Street, CityPlace I
Hartford, Connecticut 06103
Attn: Joseph P. Fasi, Esq.

Either may change its address set forth in this Section by giving notice to the other party in accordance with this Section. Each such notice shall be effective (i) if hand delivered (including by overnight express mail or similar delivery service), upon the physical delivery thereof or (ii) if given by registered or certified mail, return receipt requested, upon execution of the return receipt or the refusal to acknowledge such receipt.

          Section 7.8 - Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses or sections of this Agreement shall not affect the validity of the remaining portions of this Agreement.

          Section 7.9 - Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of Connecticut.

          Section 7.10 - Commercial Transaction. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURITY AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE. FURTHER, THE BORROWER HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION, AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

          Section 7.11 - Gender. In this Agreement, the use of any gender shall include the other genders and either the singular or the plural shall include the other.

          Section 7.12 - Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any of the provisions hereof.

          Section 7.13 - Construction. Each provision of this Agreement and of the Loan Documents has been mutually negotiated, prepared, and drafted and, in connection with the construction of any provision thereof or deletion therefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated same.

          Section 7.14 - Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 7.15 - Entire Agreement. This Agreement and the Loan Documents and instruments executed and/or delivered in connection therewith, as applicable, constitute the entire agreement between the parties hereto, and supersedes all prior or contemporaneous agreements, communications and understandings, both written or oral, with respect to the subject matter of this Agreement.

COLLATERAL ASSIGNMENT OF WATER SERVICE CHARGES AND
RIGHT TO RECEIVE WATER SERVICE EXPENSE ASSESSMENTS AND
SECURITY AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be signed, sealed and dated as of the first day mentioned above.

STATE OF CONNECTICUT

WITNESSES:

/s/ Jill Kentfield	By	/s/ J. Robert Galvin Date: 2/13/04

J. Robert Galvin, M.D., M.P.H.
COMMISSIONER
/s/ Nancy Nicolescu		PUBLIC HEALTH
STATE OF CONNECTICUT

WITNESSES:

/s/ Carmen Colon	By	/s/ Arthur J. Rocque, Jr. Date: 4/19/04

Arthur J. Rocque, Jr.
COMMISSIONER
/s/ Christine Kaiser		ENVIRONMENTAL PROTECTION

BORROWER:
UNIONVILLE WATER
WITNESSES:		COMPANY

/s/ Patricia E. Rodgers	By	/s/ David C. Benoit Date: 1/28/04

David C. Benoit
VICE PRESIDENT,
/s/ Juliana Duran		CHIEF FINANCIAL OFFICER AND TREASURER